Calculation of Filing Fee Tables
S-3
Carlyle Group Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Depositary Shares, representing Preferred Stock	457(r)				0.0001531
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	5	Debt	Guarantees of Debt Securities	Other				0.0001531	$ 0.00
Fees to be Paid	6	Other	Warrants	457(r)				0.0001531
Fees to be Paid	7	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	8	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	9	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[2]	(1) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[3]	(1) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[4]	(1) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment. (3) Debt securities may be issued by The Carlyle Group Inc. and may be issued without guarantees or may be guaranteed by one or more of the registrants named in the "Table of Additional Registrants" on Form S-3ASR to which this exhibit relates.

[5]	(1) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment. (3) Debt securities may be issued by The Carlyle Group Inc. and may be issued without guarantees or may be guaranteed by one or more of the registrants named in the "Table of Additional Registrants" on Form S-3ASR to which this exhibit relates. (4) No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

[6]	(1) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[7]	(1) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[8]	(1) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

[9]	(1) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder. (2) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis. The registrant will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A